Exhibit 99.2

SHORETEL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to give effect to the purchase by ShoreTel, Inc. (“ShoreTel”, the “Company”) of all of the outstanding capital stock of M5 Networks, Inc. (“M5”), on March 23, 2012. The pro forma information was prepared based on the historical consolidated financial statements and related notes of ShoreTel and M5 after giving effect to the acquisition and the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2012 has not been included as an accompanying financial statement in this filling. The Company has supplementally furnished its condensed consolidated balance sheet as of March 31, 2012 filed on Form 10-Q filed on May 10, 2012, which gives effect to the consummated business combination which occurred on March 23, 2012.

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2012, and the year ended June 30, 2011, combine the results of operations of ShoreTel and M5 as if the acquisition had occurred on July 1, 2010 and were carried forward through each of the aforementioned periods presented.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon an estimated valuation of certain assets and liabilities acquired as if the acquisition had occurred on July 1, 2010. The estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuation of assets and liabilities acquired as of the actual acquisition date of March 23, 2012.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not intended to represent or be indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had ShoreTel and M5 been a combined company during the respective periods presented.

These unaudited pro forma condensed combined financial statements should be read in conjunction with ShoreTel’s historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and Form 10-Q for the three months ended March 31, 2012, as well as M5’s historical consolidated financial statements and related notes for the year ended December 31, 2011 and 2010, which are included as Exhibit 99.1 to this Form 8-K/A.

SHORETEL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended March 31, 2012
(in thousands, except per share amounts)

	Historical Nine Months Ended March 31, 2012
			Pro forma
			Adjustments		Pro forma
	ShoreTel	M5	(Note 3)		Combined
Revenue:
Product	$130,901	$-	$-		$130,901
Hosted and related services	1,294	40,917	-		42,211
Support and services	35,979	-	-		35,979
Total revenue	168,174	40,917	-		209,091
Cost of revenue:
Product	44,718	-	-		44,718
Hosted and related services	780	25,012	2,003	A, B	27,795
Support and services	11,988	-	-		11,988
Total cost of revenue	57,486	25,012	2,003		84,501
Gross profit	110,688	15,905	(2,003)		124,590
Operating expenses:
Research and development	37,190	3,559	-		40,749
Sales and marketing	65,384	7,483	1,730	A, B	74,597
General and administrative	19,519	6,090	(41)	A, B	25,568
Acquisition-related costs	4,488	7,804	(12,292)	F	-
Total operating expenses	126,581	24,936	(10,603)		140,914
Loss from operations	(15,893)	(9,031)	8,600		(16,324)
Other income (expense):
Interest income	189	-	(81)	D	108
Interest expense	(92)	(1,780)	1,020	C, E	(852)
Other income (expense), net	(696)	-	-		(696)
Total other expense	(599)	(1,780)	939		(1,440)
Loss before provision for tax	(16,492)	(10,811)	9,539		(17,764)
Provision for (benefit from) income tax	(800)	71	1,040	G	311
Net loss	$(15,692)	$(10,882)	$8,499		$(18,075)
Net loss per share - basic and diluted	$(0.33)				$(0.31)
Shares used in computing net loss per share - basic and diluted	48,196				57,385

See Notes to Unaudited Pro forma Condensed Combined Financial Statements

SHORETEL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended June 30, 2011
(in thousands, except per share amounts)

	Historical Year Ended June 30, 2011
			Pro forma
			Adjustments		Pro forma
	ShoreTel	M5	(Note 3)		Combined
Revenue:
Product	$159,693	$-	-		$159,693
Hosted and related services	-	37,952	-		37,952
Support and services	40,419	-	-		40,419
Total revenue	200,112	37,952	-		238,064
Cost of revenue:
Product	52,957	-	-		52,957
Hosted and related services	-	23,522	2,937	A, B	26,459
Support and services	13,688	-	-		13,688
Total cost of revenue	66,645	23,522	2,937		93,104
Gross profit	133,467	14,430	(2,937)		144,960
Operating expenses:
Research and development	45,548	3,479	-		49,027
Sales and marketing	74,859	7,002	2,719	A, B	84,580
General and administrative	24,890	6,482	30	A, B	31,402
Acquisition-related costs	340	-	-		340
Total operating expenses	145,637	16,963	2,749		165,349
Loss from operations	(12,170)	(2,533)	(5,686)		(20,389)
Other income (expense):
Interest income	498	-	(276)	D	222
Interest expense	-	(2,053)	1,160	C, E	(893)
Other income (expense), net	142	-	-		142
Total other income (expense)	640	(2,053)	884		(529)
Loss before provision for tax	(11,530)	(4,586)	(4,802)		(20,918)
Provision for (benefit from) income tax	(67)	83	-		16
Net loss	$(11,463)	$(4,669)	$(4,802)		$(20,934)
Net loss per share - basic and diluted	$(0.25)				$(0.38)
Shares used in computing net loss per share - basic and diluted	46,177				55,677

See Notes to Unaudited Pro forma Condensed Combined Financial Statements

SHORETEL, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2012, and the year ended June 30, 2011, combine the results of operations of ShoreTel and M5 as if the acquisition had occurred on July 1, 2010 and were carried forward through each of the aforementioned periods presented.

1. Acquisition of M5 Networks, Inc.

The Company acquired M5 Networks, Inc. on March 23, 2012 to expand its product portfolio by offering unified communication products and services over hosted-based platforms, which the Company also refers to as a cloud-based solution. The purchase consideration issued included 9.5 million shares issued to the shareholders of M5, cash payment of $80.6 million, and additional cash earn-outs (not to exceed $13.7 million in aggregate) payable over the next two years contingent upon achieving certain revenue targets for the twelve months ending December 31, 2012. The shares issued as consideration are valued based on the closing stock price of the Company’s common stock on March 23, 2012, and the contingent earn-outs are valued using a probability-based approach on various revenue assumptions. Final determination of the earn-out liability can range from zero to $13.7 million based on the actual achievement of the revenue targets.

The preliminary purchase price of and purchase price allocation for M5, as presented below, are our best estimates. These estimates are preliminary as the Company is currently in the process of finalizing many of the purchase amounts presented below.

Preliminary purchase price
In thousands
Cash	$80,605
Fair value of shares issued	53,675
Fair value of contingent consideration	12,500
$146,780

The total preliminary purchase price was allocated to M5’s net tangible and identifiable intangible assets based on their estimated fair values as of March 23, 2012 as set forth below.

Preliminary purchase price allocation
	In thousands	Estimated useful lives (in years)
Current assets	$6,120
Intangible assets:
Existing technology	15,700	3-8
In process research and development	1,700	n/a
Customer relationships	23,000	7
Non-compete agreements	300	2
Goodwill	111,858
Other long-term assets	4,860
Deferred tax liability, net	(1,040)
Other liabilities assumed	(15,718)
	$146,780

2. Line of credit

On March 15, 2012, the Company entered into a secured credit agreement (the “Credit Facility”).  The Credit Facility includes a revolving loan facility for an aggregate principal amount not exceeding $50 million. The Credit Facility matures on the fifth anniversary of its closing and is payable in full upon maturity. The amounts borrowed and repaid under the Credit facility can be reborrowed.  The borrowings under the Credit Facility will accrue interest (at the election of the Company) either at (i) the London interbank offered rate then in effect, plus a margin of between 2.00% and 2.50%, which will be based on the Company’s Consolidated EBITDA (as defined in the Credit Agreement), or (ii) the higher of (a) the bank’s publicly-announced prime rate then in effect and (b) the federal funds rate plus 0.50%, in each case of (a) or (b), plus a margin of between 0.00% and 0.50%, which will be based upon the Company’s Consolidated EBITDA.  The Company also pays annual commitment fees during the term of the Credit Agreement which vary depending on the Company’s Consolidated EBITDA. The Credit Facility is secured by substantially all of the Company’s assets. The Company borrowed $25.3 million to fund the acquisition.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including compliance with financial ratios and metrics. The Credit Agreement requires the Company to maintain a minimum ratio of Liquidity to its Indebtedness (each as defined in the Credit Agreement) and varying amounts of Liquidity and Consolidated EBITDA specified in the Credit Agreement throughout the term of the Credit Facility.

3. Pro forma financial statement adjustments

The following pro forma adjustments are included in our unaudited pro forma condensed combined statement of operations:

A	To record the estimated amount of amortization of intangible assets, excluding in-process research and development acquired by ShoreTel over its estimated useful life.

B	To eliminate amortization of M5's historical intangible assets acquired in their prior acquisitions.

C	To eliminate interest expense relating to debt of M5 in its historical financials that is not acquired by ShoreTel.

D
To reduce interest earned by ShoreTel Inc. on the cash consideration amount, as if the cash consideration was paid out on July 1, 2010, using the interest rate of 0.2% for the nine months ended March 31, 2012 and 0.5% for the year ended June 30, 2011.

E
To include interest expense for debt incurred by ShoreTel to fund the acquisition, as if the debt was incurred as of July 1, 2010, using the interest rate of 2.5% for the nine months ended March 31, 2012 and the year ended June 30, 2011.

F	To eliminate M5's and ShoreTel's acquisition-related costs included in their respective historical financials that are non-recurring in nature.

G
To adjust out the income tax benefit from the release of the valuation allowance against deferred tax assets offset by the deferred tax liability established in connection with the acquired identifiable intangible assets that are non-recurring in nature.

4. Pro forma Earnings per share

The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for common stock issued as purchase consideration to acquire M5 as if the common stock had been issued as of July 1, 2010 and was outstanding for all periods presented.

	Weighted Average Common Shares Outstanding
	(in thousands)
	Nine Months Ended	Year Ended
	March 31, 2012	June 30, 2011
Basic and diluted weighted average common shares outstanding, as reported	48,196	46,177
Add: Estimated dilutive effect of common shares issued as consideration	9,500	9,500
Less: weighted average outstanding common shares issued as consideration included in historical ShoreTel reported number	(311)	-
Basic and diluted weighted average common shares outstanding, pro forma	57,385	55,677